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                                                                         EX-23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board Of Directors and
Stockholders of Viant Corporation

     We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 2-83974) of Viant Corporation of our reports dated February 8, 2000, related to the financial statements and financial statement schedule of Viant Corporation, which are included in this Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 27, 2000